                                                                  Exhibit 10.33


                           SOFTWARE LICENSE AGREEMENT


This Agreement is made as of this first day of June, 1993, by and between Key Information Systems, Inc. (hereinafter referred to as "KIS"), a New York corporation and McCarthy, Crisanti & Maffei, Inc. (hereinafter referred to as "Licensee"), a New York corporation.

WHEREAS, KIS is the developer, manufacturer and worldwide supplier of proprietary software products; and

WHEREAS, KIS desires to grant to Licensee and Licensee desires to obtain from KIS a perpetual license to use the software products described below, all upon the terms and conditions herein set forth;

NOW THEREFORE, in consideration of eighty-eight thousand, eight hundred dollars ($88,800.00) paid in hand to KIS and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. GRANT OF LICENSE. KIS hereby grants to Licensee a perpetual, non-exclusive, and royalty-free worldwide license to use (on any computer utilizing the operating system for which the Product (as hereinafter defined) was intended but not on other operating systems), edit, compile, copy, modify, and merge the software programs described on the attached Schedule A (said programs being hereinafter referred to individually as a "Product" and collectively as "Products") subject to the terms and conditions herein set forth. For the purposes of this Agreement the word "Product(s)" shall mean KIS' computer program(s) in machine executable form and the manuals and other user documentation related thereto (together with any updates, modifications, or corrections to or source code for any of the foregoing made subject to this Agreement pursuant to Sections 4 or 5 hereof). KIS has previously delivered to Licensee a copy of the aforesaid computer program(s) in machine executable form and hereby agrees to deliver to Licensee manuals and other user documentation (including without limitation operator documentation) therefor no later than March 31, 1994. Licensee acknowledges that by virtue of this Agreement, Licensee acquires only a license in the Product(s) and does not acquire any rights of ownership in the Product(s) except that Licensee shall own and shall have the right to possess, use, compile, copy, modify and merge, all in accordance with this Agreement, and retain the copies of the Products delivered by KIS. This Agreement and the license granted pursuant hereto may not be assigned, sublicensed, or otherwise transferred by Licensee without prior written consent from KIS, except to a successor to the business of Licensee through purchase, merger, reorganization, assignment or otherwise, and the Products may be used, edited, compiled, copied, modified and merged only for the operation of Licensee's (or any permitted

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successor's or assign's) business and the business of Licensee's subsidiaries and may not be marketed by Licensee.

This grant of license shall not include any third party product which may be required as an enabling technology to run KIS software, acquisition of such product(s) to be the sole responsibility of Licensee.

2. TERM. This Agreement shall be effective as of the date hereinbefore set forth, and shall remain in force permanently.

3. TAXES AND DUTIES. All local personal property, sales, use, excise taxes and/or any taxes in lieu thereof by any government, governmental agency or entity with respect to the Product(s) or its use, the license of the Product(s) or this Agreement itself, except taxes based on the net income of KIS, are the responsibility of the Licensee.

4. UPDATES. KIS agrees that the machine executable code and related user documentation for all updates, modifications, and corrections to the Product(s), or conversions of the Product(s) to new operative platforms, supplied to Licensee in connection with the performance of "Services" under a Service Agreement of even date herewith between KIS and Licensee (the "Service Agreement"), insofar as the proprietary rights in and to such materials are owned by KIS and not by Licensee pursuant to the terms and conditions of the Service Agreement, shall become part of the Products licensed to Licensee under this Agreement and shall thereafter be included in the definition of Products for all purposes of this Agreement.

5. SOURCE CODE. The parties agree to execute and deliver to a third party escrow agent reasonably acceptable to the parties (the "Escrow Agent"), within thirty (30) days of their execution of this Agreement, an Escrow Agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement") for the release of the source code for the Product(s) and applicable system documentation pertaining thereto (together, the "Source Code") upon the terms and conditions set forth in Section 2 of the Escrow Agreement.

Any copy of the Source Code released to Licensee by the Escrow Agent or for any cause under the Escrow Agreement shall become part of Products licensed to Licensee under this Agreement and shall thereafter be included in the definition of Products for all purposes of this Agreement; provided, however, that such Source Code may only be used by Licensee to maintain the Product(s) at its or their then-current level of functionality (unless Licensee exercises its option to purchase an additional license to the Source Code pursuant to the Option Agreement between Licensee and KIS of even date herewith (the "Option Agreement")).


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6.   CONFIDENTIALITY. Licensee acknowledges that the Products constitute proprietary information and trade secrets which are the property of KIS. Licensee shall exercise reasonable precautions for the protection of trade secrets and proprietary information to insure that KIS trade secrets and proprietary information are not disclosed to third parties except to affiliates or service providers of Licensee requiring access to such information in the performance of services for Licensee.

7. PATENTS AND COPYRIGHTS. KIS agrees to indemnify, defend and hold harmless Licensee, its officers, directors, employees, affiliates, agents, control persons, persons, successors and assigns (collectively, the "Indemnified Party"), from and against any claim asserted or suit or proceeding alleging that all or any part of the product(s) infringes or misappropriates a patent, trademark, copyright, trade secret or other intellectual property right of a third party. The Indemnified Party will give KIS prompt written notice of, and at KIS' sole expense, full and complete authority, information and assistance in the defense of, such claim, suit or proceeding; provided that (a) no such claim, suit or proceeding in which the Indemnified Party is named as a party may be settled by KIS without the Indemnified Party's prior written consent; and (b) KIS' selection of counsel must be reasonably satisfactory to the Indemnified Party.

In addition, KIS shall, in the event any part of the Product(s) is held to constitute an infringement or misappropriation, use its best efforts to either procure for Licensee the right to continue using that item under the terms set forth in this Agreement, or replace or modify that item so that it becomes non-infringing and not a misappropriation, provided that such replacement or modified item has the same functional capabilities and performance characteristics as the replaced or modified item.

The foregoing two paragraphs state the entire liability and obligation of KIS with respect to infringement or misappropriation of any patent, trademark, copyright, trade secret or other intellectual property right by all or any part of the Product(s).

Notwithstanding the foregoing, KIS shall not be liable for any claim of patent, trademark, or copyright infringement to the extent that such claim is based on the use or combination of the Product(s) with any other software not supplied to Licensee by KIS, Licensee's modification of the Product(s), or Licensee's use of other than the latest available release of the Product(s) supplied to Licensee by KIS.

8.   WARRANTIES.  KIS hereby represents and warrants:

     (a) That it owns, free and clear of all liens, claims, and encumbrances which would interfere with or affect the license granted to Licensee hereby, the proprietary rights in and has the right to license (including without limitation the license granted


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to Licensee hereby) and distribute any Product or other software programs which it markets.

     (b) That Schedule A represents a complete and accurate listing of all KIS software utilized by Licensee in the conduct of its business as of the date of this Agreement.

     (c) That when the Product(s) is delivered and installed it (they) will operate on the computer(s) and operating system(s) as specified on Schedule A in accordance with the specifications set forth on Schedule B attached hereto.

     (d) That to KIS' knowledge and belief, no Product contains or will contain any virus or any timer, clock, counter or other limiting design or routine which causes it to become erased, inoperable, or otherwise incapable of being used in the manner for which it is designed and licensed, whether triggered by a certain number of uses or copies, a lapse of a certain period of time, or the occurrence or lapse of any similar trigger factor including its installation on or removal to a central processing unit with a different serial number, model number, or other identification different from that on the central processing unit at Licensee's premises, and that any such timers, clocks, counters or other limiting designs or routines which are discovered will be immediately removed or remedied at KIS' expense.

     (e) That KIS is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

     (f) That KIS has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of KIS, enforceable in accordance with its terms and conditions.

     (g) That the documentation for the Product(s) to be delivered to Licensee pursuant to Section 1 shall contain an accurate and complete description of the programs included in the Product(s) and an accurate and complete explanation of the use thereof, and will be sufficient to allow Licensee to conduct the day-to-day operation of said programs and such documentation shall meet or exceed in quality and completeness the standard in the industry for documentation of similar software programs intended for very limited distribution.

LICENSEE HEREBY EXPRESSLY AGREES AND ACKNOWLEDGES THAT THE FOREGOING WARRANTIES, TOGETHER WITH THE WARRANTIES SET FORTH IN THE SERVICE AGREEMENT, THE ESCROW AGREEMENT, AND THE OPTION AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ARE


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THE ONLY WARRANTIES MADE BY KIS IN CONNECTION WITH THE PRODUCT(S) AND THE
INSTALLATION ASSISTANCE, IF ANY, RENDERED BY KIS.

         Licensee agrees that no affirmation, representation or warranty by any agent, employee, or representative of KIS with respect to the Product(s) shall bind KIS or be enforceable by Licensee unless it is specifically included within this Agreement, the Service Agreement, the Escrow Agreement or the Option Agreement.

9. LIMITATION OF LIABILITY. LICENSEE AND KIS AGREE THAT NEITHER LICENSEE NOR KISS SHALL BE LIABLE FOR ANY LOST PROFITS, SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES FOR BREACH OF THIS AGREEMENT (EXCEPT FOR CLAIMS FOR WHICH LICENSEE IS INDEMNIFIED BY KIS PURSUANT TO SECTION 7) EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY WITH RESPECT TO ANY INTENTIONAL AND MALICIOUS BREACH OF THIS AGREEMENT BY EITHER PARTY.

10. SEVERABILITY. In the event that any provision of this Agreement or application hereof to any party or in any circumstances shall be determined to be invalid, unlawful, or unenforceable to any extent, the remainder of this Agreement, and the application of any provision to parties or circumstances other than those as to which it is determined to be unlawful, invalid or enforceable, shall not be affected thereby, and each remaining provision of this Agreement shall continue to be valid and may be enforced to the fullest extent permitted by law.

11. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law rules thereof.

12. NOTICES. Any notice, request demand or other communication provided for or permitted hereunder shall be in writing and may be personally delivered, or sent by certified mail return receipt requested, or by overnight courier, to the following address:

         To KIS:           Key Information Systems, Inc.
                           3217 Quinlan Street
                           Yorktown Heights, NY 10598
                           Attention:  Joseph Khan, President

         Fax Number:       (914)  245-5388


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         To MCM:           McCarthy, Crisanti & Maffei, Inc.
                           71 Broadway
                           New York, New York 10006
                           Attention:  Lindley Richert, President

         Fax Number:       (212) 509-7389

or such other address as a party may give the other parties by written notice as provided herein. Any notice, request, demand or other communication shall be deemed to have been given when received.

13.      GENERAL. (a)   This Agreement, together with the Service Agreement, the
Option Agreement, and the Escrow Agreement, contains the entire contract between the parties, and supersedes all previous communications, representations, or agreements whether written or oral, with respect to the subject matter hereof and thereof, and the parties represent to each other that they have not relied on any such communication.

                  (b) This Agreement may not be waived, altered or modified except by written agreement signed by both of the parties.

                  (c) In all references herein to any parties, persons, entities, or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the foregoing instrument may require.

                  (d) This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

14. EXECUTION. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

15. SURVIVAL. This Agreement shall survive the transfer of any proprietary rights in the Product(s) to any third party and, prior to any such transfer, KIS agrees to notify said third party of this Agreement and obtain from such party a written consent to the license granted hereby. Any transfer of a proprietary right in the Product(s) in violation of this Section 15 shall be null and void ab initio.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


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KEY INFORMATION SYSTEMS, INC,                 MCCARTHY, CRISANTI & MAFFEI,
a New York corporation                        INC., a New York Corporation


By: /s/ Joseph M. Khan                        By: /s/ Lindley B. Richert
    ------------------------------                -----------------------------
    Authorized Signature                          Authorized Signature
    Name: Joseph M. Khan                          Name: Lindley B. Richert
    Title: President                              Title: President







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                                   SCHEDULE A

                                PRODUCT SCHEDULE


KISNET-2000, a product architecture which spans multiple processing platforms and incorporates:

         KISNET-C, which denotes the software system(s) developed to support and facilitate the contribution of data to information vendors; with outbound option for Telerate, Knight-Ridder, ADP & Quotron and others (as added), and input options for
                     Wang Word Processing Document
                     SIMTEL local and remote,
                     SIMTEL Express, & MCM Data Base

         MENU-SCRIPT, FILE-SCRIPT, SELF-SCRIPT,
         HELP-SCRIPT, FAX-SCRIPT (FOR
         HASLER BOX ONLY), DOCU-MATE (and others, as added)

         KISNET-D, which denotes the software system(s) developed to receive and display information derived from a variety of sources, including without limitation Telerate, Knight-Ridder, PR-Newswire, and other sources.

         (hereinafter, together with any additional, successor or substitute programs performing essentially similar functions, the "Product(s)"), for the Wang-VS operating system or any other operating system for which the programs are adapted.

                                   SCHEDULE B

                        PRODUCT OPERATION SPECIFICATIONS


KISNET-C [Contribution/Outbound].

         KISNET-C is the multi-vendor contribution system used by MCM to update many information vendors from one centralized platform. Whenever a page is updated on the central platform using KISNET-C, the KISNET-C system transmits the updated text to as many of the following as appropriate performing a number of format conversions automatically. Terminal editing capabilities simulate the capabilities of a Telerate terminal for most functions.

Vendors:

Telerate
Knight-Ridder
Direct Feeds via Knight-Ridder
Quotron
ADP
FAX
Reuters (IDN)
Others (as added)

KISNET-D [Distribution/inbound].

         KISNET-D automatically processes information feeds from multiple vendors and resolves them to a set of data structures. The feeds include:

TDPF   (Telerate)
KRDF   (Knight Ridder)
PR NEWS WIRE
Others (As added)

         KISNET-D organizes headlines from multiple sources into one chronologically ordered display. The analyst can select a story to view from one common screen without regard to the origin of the story.

         KISNET-D simulates most of the functionality of a Telerate or Knight-Ridder terminal (or others, as added). As authorized user can alternate among his choice of vendor terminal simulations (currently Telerate & Knight Ridder). He can view any authorized page from either service when in the simulation mode for that service on KISNET-D. It is also possible to retrieve Telerate pages (or others, as added) programmatically on demand and store them in a data base.

KISNET-D also provides a single-key link to KISNET-C thereby providing the users the ability to edit and transmit their pages.

                                    Exhibit A

                                ESCROW AGREEMENT


THIS ESCROW AGREEMENT (the "Escrow Agreement") dated as of                   ,
1993 by and among Key Information Systems, Inc. ("KIS"), McCarthy, Crisanti &
Maffei, Inc. ("MCM"), and                 (the "Escrow Agent").

WHEREAS, MCM has entered into a Software License Agreement with KIS dated as of June 1, 1993 (the "Software License Agreement") whereby MCM has licensed from KIS certain computer software described in Schedule A attached hereto (the "Software");

WHEREAS, KIS desires not to disclose the source code (such source code, together with the applicable system documentation therefor (which system documentation shall include, without limitation, such system documentation as is reasonably available to KIS at the time of the initial deposit of the Source Code pursuant to Section 1 of this Agreement) and all updates, modifications or corrections to any of the foregoing, is hereinafter collectively referred to as the "Source Code") for the Software;

WHEREAS, KIS agrees with MCM that upon certain events MCM shall be able to obtain the Source Code, and KIS agrees to deliver the Source Code to the Escrow Agent;

NOW THEREFORE, in consideration of the agreements herein contained, KIS, MCM and the Escrow Agent agree as follows:

1.       DEPOSIT OF SOURCE CODE

         Within thirty (30) days of the date of this Agreement, KIS agrees to deliver to the Escrow Agent, and the Escrow Agent agrees to accept from KIS, one good working order copy of the Source Code. Within thirty (30) days after any material revision or update to the Software and in any event no less frequently than once every six (6) months after the initial Source Code deposit, KIS agrees to deliver to the Escrow Agent, and Escrow Agent agrees to accept from KIS, an updated copy of the Source Code including all modifications or corrections to the Source Code created by KIS in the performance of services for MCM pursuant to a Service Agreement between MCM and KIS dated as of June 1, 1993 (the "Service Agreement"). All deliveries of Source Code to the Escrow Agent shall be made in the form of magnetic media (except that system documentation shall be in printed form), in a format mutually (and reasonably) agreed to by MCM and KIS. KIS will provide the Escrow Agent


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         and MCM an inventory listing of the Source Code upon each deposit of an item with the Escrow Agent. The Escrow Agent will acknowledge to KIS and MCM receipt of the items listed on such inventory and shall, upon each such deposit, return to KIS all copies of the Source Code superseded by such deposit except the two most recent copies preceding the copy deposited. The Source Code held by the Escrow Agent shall remain the exclusive property of KIS, and the Escrow Agent shall not use the Source Code or disclose the same to any third party except as specifically provided for herein; provided, however, that, subject to the rights reserved for KIS in the Software License Agreement, and except for superseded copies of the Source Code returned to KIS pursuant to this Section 1, all right, title and interest in and to any copies of the Source Code delivered to the Escrow Agent pursuant to this Agreement shall pass to and vest in the Escrow Agent for the purposes described herein upon delivery and shall pass to and vest in MCM immediately and automatically upon delivery thereof to MCM pursuant to Section 2 without the need for any further action, instrument or payment. The Escrow Agent will hold the Source Code in safekeeping unless and until it is authorized to release the Source Code pursuant to Section 2 hereof.

2.       RELEASE OF SOURCE CODE

         2.1 MCM may, by written notice (the "Claim Notice") to the Escrow Agent, assert that it is entitled to receive a copy of the Source Code because one of the following events shall have occurred: (a) KIS or any successor or assign permitted by the Service Agreement is unable, unwilling or unavailable to provide support and maintenance services for the Software under substantially similar terms and conditions as those with respect to Software maintenance (but without regard to other Services) set forth in the Service Agreement (except for increases in the fee payable for maintenance services pursuant to Schedule D of the Service Agreement commensurate with increases in the consumer price index during the relevant time period); (b) KIS (or any permitted successor or assign then providing Services under the Service Agreement) has become insolvent, has made a general assignment for the benefit of creditors, has suffered or permitted the appointment of a receiver for its business or assets, has become the subject of any bankruptcy or insolvency proceeding (not commenced by MCM) which has not been dismissed or stayed within thirty (30) days of the commencement of such proceeding, or has wound up or liquidated; or (c) MCM has terminated the Service Agreement pursuant to Section 19(b)(i) thereof. The Claim Notice shall specify which of the foregoing events the License asserts has occurred to entitle the Licensee to receive the Source Code.


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         2.2      No later than three (3) business days after receipt by the
                  Escrow Agent of a Claim Notice, the Escrow Agent shall give notice thereof and deliver a copy of such Claim Notice to KIS. KIS shall have seven (7) days after its receipt of the copy of a Claim Notice to give notice to Escrow Agent that KIS disputes the accuracy of the Claim Notice. In the event KIS does not give notice within said seven (7) day period to the Escrow Agent that it disputes the accuracy of the Claim Notice, the Escrow Agent shall promptly deliver a copy of all of the Source Code then held by it to MCM. However, in the event KIS does give notice to the Escrow Agreement within said seven (7) day time period that it does dispute the accuracy of the Claim Notice, the Escrow Agent shall immediately notify MCM of such fact and MCM and KIS shall attempt in good faith to agree upon their respective rights to the Source Code. If MCM and KIS do so agree, a memorandum setting forth such agreement shall be prepared and signed by both MCM and KIS and delivered to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the Source Code in accordance with the terms thereof. If no such agreement can be reached within five (5) business days after delivery of such written objection, either MCM or KIS may demand arbitration of the matter; in such event, MCM and KIS shall each select one disinterested arbitrator from a list submitted by the American Arbitration Association and the two selected shall select a third arbitrator from the list. All arbitration hearings shall be conducted in New York, New York and the arbitration panel shall provide the parties with a detailed written statement of the panel's findings of fact and conclusions of law respecting its award. The arbitration award shall be binding and conclusive upon MCM and KIS and the Escrow Agent shall be entitled to act in accordance with such decision. Any such arbitration shall be under the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall be instructed that time is of the essence, and shall agree to use their best efforts to make a decision within twenty (20) days of their appointment. The parties agree to expedite the arbitration by making all relevant evidence and statements of position promptly. Any unreasonable delay in presenting evidence or arguments of a party will justify the arbitrators in proceeding without such evidence and arguments. Each party to an arbitration shall pay its own expenses. The fee of the arbitrator and the administrative fee of the American Arbitration Association shall be paid one-half (1/2) by each of MCM and KIS.

         2.3 The Escrow Agent shall deliver the Source Code to KIS or MCM at any time upon the joint written instructions of KIS and MCM.


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
         2.4 Upon the delivery by the Escrow Agent of the Source Code to KIS or to MCM in accordance herewith, the Escrow Agent shall be discharged of all responsibility for any further action hereunder and the obligations of the Escrow Agent created hereby shall terminate.

3.       PAYMENT TO ESCROW AGENT

         The Escrow Agent shall receive from MCM a fee in the amount agreed to from time to time by the Escrow Agent and MCM and reimbursement of all reasonable out-of-pocket expenses incurred by Escrow Agent in the performance of its duties hereunder. MCM shall provide KIS with duplicate copies of all invoices received by MCM from the Escrow Agent.

4.       WARRANTIES

         KIS hereby represents and warrants:

         (a) That it owns all proprietary rights in the Source Code and has the right to deposit it with the Escrow Agent, free and clear of all liens, claims and encumbrances which would interfere with or affect any rights granted by KIS in the copies of the Source Code to be deposited with Escrow Agent or released to MCM hereunder.

         (b) That the Source Code deposited with the Escrow Agent pursuant to this Agreement conforms to the updated object code provided to MCM pursuant to the Service Agreement.

         (c) That the Source Code is operational, and does not contain computer instructions or code intended to impede, interfere with or limit the day-to-day operation and maintenance of the Software by a third-party computer programmer.

         (d) That all system documentation delivered to the Escrow Agent as part of the Source Code following the conversion of the Source Code for its operation on the VAX or Sun platform shall meet or exceed in quality and completeness the standard in the industry for system documentation of similar software programs intended for very limited distribution.

         The warranties set forth herein shall survive the termination of this Escrow Agreement for any reason whatsoever.


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5.       TERMINATION

         This Escrow Agreement shall terminate on the delivery of the Source Code in accordance with Section 2 hereof. The Escrow Agent may terminate this Escrow Agreement by sixty (60) days' written notice to KIS and MCM, and upon the effective date of any such termination shall deliver the Source Code only to a successor Escrow Agent designated by MCM and consented to by KIS, such consent to not be unreasonably withheld or delayed, or as otherwise jointly directed in writing by MCM and KIS.

6.       LIMITATION ON ESCROW AGENT'S RESPONSIBILITY AND LIABILITY

         6.1 The Escrow Agent shall not examine or inspect the Source Code. The Escrow Agent's obligation for safekeeping shall be limited to providing the same degree of care for the Source Code as it maintains for its valuable information and property and that of its customers stored in the form of magnetic media at the same location. However, KIS and MCM agree and acknowledge that the Escrow Agent shall not be responsible for any loss or damage to the Source Code due to changes in atmospheric conditions (including, but not limited to, failure of the air condition system), unless such changes are proximately caused by the gross negligence or willful misconduct of the Escrow Agent.

         6.2 The Escrow Agent shall be protected, in connection with the carrying out of its duties hereunder, in acting upon any written notice, request, waiver, consent, receipt or other paper or document delivered to the Escrow Agent.

         6.3 In no event shall the Escrow Agent be liable for any act or failure to act under the provisions of this Escrow Agreement except when its acts are the result of its gross negligence or malfeasance. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any waiver, modification, amendment, termination, or rescission of this Escrow Agreement unless in writing signed by KIS and MCM and if the Escrow Agent's duties are affected, unless it shall have given its prior written consent thereto.

         6.4 KIS and MCM hereby jointly and severally indemnify the Escrow Agent against any loss, liability, cost, expense, or damage (other than any caused by the gross negligence or willful misconduct of the Escrow Agent), including reasonable costs of litigation and counsel fees, arising from and in connection with the performance of its duties under this Agreement.


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
         6.5 The Escrow Agent acts hereunder as depository only, and is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any instrument delivered to it hereunder, or with respect to the form or execution of the same.

         6.6 The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel; provided, however, that such counsel shall not have a conflict of interest by virtue of representing MCM or KIS or their respective officers, shareholders, employees, agents, assigns or successors in interest in any form.

         6.7 In the event of any disagreement between KIS and MCM or any other person resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, the Escrow Agent shall not be or become liable to KIS or MCM or any other person for its refusal to comply with such conflicting or adverse demands and the Escrow Agent shall be entitled to refuse and refrain to act until:

                  (a) The rights of the adverse claimants shall have been settled by final order, decree or judgment of the arbitrators provided in Section 2.2 above, or shall have been fully adjudicated in a court assuming and having jurisdiction of the parties in such disagreement, or

                  (b) All differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing, signed by all parties interested.

7.       VERIFICATION OF SOURCE CODE

         To verify the authenticity of any copy of the Source Code deposited with the Escrow Agent pursuant to Section 1, MCM or an independent third party selected by MCM and reasonably satisfactory to KIS may be present, at MCM's option, during the creation and delivery to the Escrow Agent of any or all copies of the Source Code to be deposited with the Escrow Agent pursuant to Section 1 and may verify the copying procedures and results to its reasonable satisfaction at such time; provided, however, that, to enable MCM to exercise


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
         its option pursuant to this Section 7, KIS agrees to notify MCM no less than three (3) business days in advance of KIS' intent to create a copy of the Source Code for deposit with the Escrow Agent.

8.       NOTICES

         Any notice, request demand or other communication provided for or permitted hereunder shall be in writing and may be personally delivered, or sent by certified mail return receipt requested, or by overnight courier, to the following address:

         To KIS:      Key Information Systems, Inc.
                      3217 Quinlan Street
                      Yorktown Heights, NY 10598
                      Attention:  Joseph Khan, President

         Fax Number:  (914) 245-5388

         To Escrow Agent:




         Fax Number:

         To MCM:      McCarthy, Crisanti & Maffei, Inc.
                      71 Broadway
                      New York, New York 10006
                      Attention:  Lindley Richert, President

         Fax Number:  (212) 509-7389

         or such other address as a party may give the other parties by written notice as provided herein. Any notice, request, demand or other communication shall be deemed to have been given when received.

9.       SEVERABILITY

         In the event that any provision of this Agreement or application hereof to any party or in any circumstances shall be determined to be invalid, unlawful, or unenforceable to any extent, the remainder of this Agreement, and the application of any provision to parties or circumstances other than those as to which it is determined to be unlawful, invalid or enforceable, shall not be affected thereby, and each remaining provision of this Agreement shall continue to be valid and may be enforced to the fullest extent permitted by law.

10.      CONSTRUCTION

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law rules thereof.

11.      ASSIGNMENT

         This Agreement may not be assigned or otherwise transferred by either KIS or MCM without the prior written consent of the other; except that either party may assign its rights and obligations under this Agreement to any permitted assignee which succeeds to said party's right and obligations under the Service Agreement and the Software License Agreement in accordance with the terms thereof.

12.      GENERAL

         (a) This Agreement, together with the Software License Agreement, the Service Agreement, and the Option Agreement, contains the entire contract between the parties, and supersedes all previous communications, representations, or agreements whether written or oral, with respect to the subject matter hereof and thereof, and the parties represent to each other that they have not relied on any such communication.

         (b) In all references herein to any parties, persons, entitles, or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the foregoing instrument may require.

         (c) This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

13.      EXECUTION

         This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed by their fully authorized representatives as of the day and year first above written.


                                            KEY INFORMATION SYSTEMS, INC.


                                            By:_________________________________

                                            Its:________________________________


                                            MCCARTHY, CRISANTI & MAFFEI, INC.


                                            By:_________________________________

                                            Its:________________________________



                                            ____________________________________

                                            By:_________________________________

                                            Its:________________________________



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